CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #30 to the Registration Statement on Form N-1A of the Gardner Lewis Investment Trust. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".



                                      /s/  Briggs, Bunting & Dougherty, LLP


                                           Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
February 28, 2006